Registration No. 333-_________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                               ------------------
                            AMERADA HESS CORPORATION
             (Exact name of Registrant as specified in its charter)
                               ------------------

                Delaware                                   13-4921002
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                           1185 Avenue of the Americas
                               New York, NY 10036
              (Address of Principal Executive Offices and Zip Code)

                            AMERADA HESS CORPORATION
                          SECOND AMENDED AND RESTATED
                          1995 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                               ------------------
                           J. Barclay Collins II, Esq.
                            Executive Vice President
                               and General Counsel
                            Amerada Hess Corporation
                           1185 Avenue of the Americas
                               New York, NY 10036
                                 (212) 997-8500
(Name, address, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                                Kevin Keogh, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036
                               Tel: (212) 819-8200
                               Fax: (212) 354-8113
                               ------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             Proposed maximum     Proposed maximum
          Title of securities               Amount to be      offering price     aggregate offering      Amount of
            to be registered                 registered          per share             price         registration fee
---------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $1.00          7,500,000(1)         $69.895(2)      $524,212,500.00(2)     $66,500.00
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of anti-dilution provisions described in the Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc., on May 21, 2004.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
                     "REGISTRATION OF ADDITIONAL SECURITIES"

     Pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the contents of our Registration Statement on Form S-8 (No. 033-65115) are incorporated by reference herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     (a) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

     (c) The description of our Common Stock contained in Registration Statement No. 333-110294 filed pursuant to the Securities Act, including any amendment or report filed for the purpose of updating such description.

     All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 8.   Exhibits.

     Exhibit No.                      Description of Exhibit
     -----------                      ----------------------

         4.1 Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 19 of Form 10-Q of the Registrant for the three months ended September 30, 1988.

         4.2             By-Laws of the Registrant, incorporated by reference to
                         Exhibit 3 of Form 10-Q of the Registrant for the three months ended June 30, 2002.

         5               Opinion of White & Case LLP.

         23.1            Consent of Ernst & Young LLP.

         23.2 Consent of White & Case LLP (included in Exhibit 5 of this Registration Statement).

         24              Power of Attorney (included on signature page).

         99 Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan, incorporated by reference to Appendix B of the Definitive Proxy Statement of the Registrant, dated March 26, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 24, 2004.

                                        AMERADA HESS CORPORATION


                                        By:      /s/ J. Barclay Collins II
                                                 -----------------------------
                                        Name:    J. Barclay Collins II
                                        Title:   Director, Executive Vice
                                                 President and General Counsel

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John B. Hess, J. Barclay Collins II and John P. Rielly, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Amerada Hess Corporation (the "Company") to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Securities and Exchange Commission registering 7,500,000 additional shares of common stock of the Company reserved for issuance pursuant to the Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----

 /s/ John B. Hess                              Chairman of the Board and Chief          May 24, 2004
------------------------------------           Executive Officer
John B. Hess                                   (Principal Executive Officer)

 /s/ John P. Rielly                            Senior Vice President and Chief          May 24, 2004
------------------------------------           Financial Officer (Principal
John P. Rielly                                 Financial and Accounting Officer)

 /s/ Nicholas F. Brady                         Director                                 May 24, 2004
------------------------------------
Nicholas F. Brady


/s/ J. Barclay Collins II                      Director, Executive Vice                 May 24, 2004
------------------------------------           President and General Counsel
J. Barclay Collins II


/s/ Thomas H. Kean                             Director                                 May 24, 2004
------------------------------------
Thomas H. Kean


/s/ Frank A. Olson                             Director                                 May 24, 2004
------------------------------------
Frank A. Olson


 /s/ Edith E. Holiday                          Director                                 May 24, 2004
------------------------------------
Edith E. Holiday


 /s/ John J. O'Connor                          Director                                 May 24, 2004
------------------------------------
John J. O'Connor


                                               Director
------------------------------------
Robert N. Wilson


 /s/ Craig G. Matthews                         Director                                 May 24, 2004
------------------------------------
Craig G. Matthews


 /s/ Ernst H. von Metzsch                      Director                                 May 24, 2004
------------------------------------
Ernst H. von Metzsch

                                  EXHIBIT INDEX

Exhibit No.                           Description of Exhibit
-----------                           ----------------------

     4.1 Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 19 of Form 10-Q of the Registrant for the three months ended September 30, 1988.

     4.2            By-Laws of the Registrant, incorporated by reference to
                    Exhibit 3 of Form 10-Q of the Registrant for the three months ended June 30, 2002.

     5              Opinion of White & Case LLP.

     23.1           Consent of Ernst & Young LLP

     23.2 Consent of White & Case LLP (included in Exhibit 5 of this Registration Statement).

     24             Power of Attorney (included on signature page).

     99 Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan, incorporated by reference to Appendix B of the Definitive Proxy Statement of the Registrant, dated March 26, 2004.